Exhibit 4.1

SLM CORPORATION

OFFICERS’ CERTIFICATE

     This certificate is furnished to Deutsche Bank Trust Company Americas, as trustee (the “EdNotes Trustee”), for the EdNotes (defined below), pursuant to Section 2.02(c) of the Indenture, dated as of October 1, 2000 (the “Original Indenture”), between SLM Corporation (formerly known as USA Education, Inc.), a Delaware corporation (the “Company”) and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank, the “Original Trustee”), as supplemented by the Fourth Supplemental Indenture, dated as of January 16, 2003 (the “Fourth Supplemental Indenture”), between the Company and the EdNotes Trustee, as consented to by the Original Trustee, which such Fourth Supplemental Indenture is amended by the Amended Fourth Supplemental Indenture, dated as of December 17, 2004 (the “Amended Fourth Supplemental Indenture”), between the Company and the EdNotes Trustee) (the Original Indenture, together with the Fourth Supplemental Indenture and the Amended Fourth Supplemental Indenture, each as amended or supplemented, collectively the “Indenture”).

     The Company has filed with the Securities and Exchange Commission (the “Commission”) a Prospectus and a Prospectus Supplement, each dated January 23, 2003 to Registration Statement (File No. 333-90316) pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933, as amended, with respect to an offering of up to $2,000,000,000 of Medium Term Notes of the Company, Series B, due nine months or longer from the date of issue, otherwise known as EdNotesSM (the “EdNotes”). The Company proposes to file with the Commission a Prospectus and a Prospectus Supplement, each dated January 5, 2005 (collectively, the “Prospectus”), to Registration Statement (File No. 333-107132) pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933, as amended, with respect to an offering of up to $3,000,000,000 of EdNotes. The terms of each issuance of EdNotes shall be set forth in a pricing supplement to the Prospectus (each, a “Pricing Supplement”).

     By resolution dated May 10, 2001, the Board of Directors of the Company authorized the Company to develop a medium term note program or programs and to issue and sell medium term notes and authorized certain officers or any one of their designees to take or cause to be taken certain actions under such resolution. Such resolution is attached as Exhibit A to this Officers’ Certificate.

     The undersigned, John F. Remondi, Executive Vice President, Finance, and Mary F. Eure, Vice President and Corporate Secretary of the Company, hereby make this Officers’ Certificate in order to set forth the terms of the EdNotes to be issued from time to time under the Indenture.

     A. Terms and Conditions of Securities

     (1) Title of Securities. The title of the Securities is “Medium Term Notes, Series B”. They shall also be known as “EdNotes”.

     (2) Aggregate Principal Amount of Securities. The aggregate principal amount of the EdNotes to be offered pursuant to the Prospectus is up to $3,000,000,000.

     (3) Maturity Dates. The EdNotes will be issued on different dates and will have minimum maturities of nine (9) months from their respective dates of issue, in each case stated in the Pricing Supplement for each EdNote.

     (4) Interest. Each EdNote may be a fixed rate note (“Fixed Rate EdNote”) or a floating rate note (“Floating Rate EdNote”). The EdNotes will bear interest as specified in the Prospectus and Pricing Supplement, which, in the case of zero-coupon notes, will be zero. The Prospectus and Pricing Supplement will state the date or dates from which interest shall accrue on the EdNotes, the interest payment dates for interest to be paid on the EdNotes and the regular record dates for such interest payment dates, if any. The Pricing Supplement also will describe the terms of any zero-coupon or discount notes which may be issued, including the calculation method for any accruals of discount on such zero-coupon or discount notes. Under no circumstances will additional amounts on the EdNotes be payable in respect of specified taxes, assessments or other governmental charges withheld or deducted.

     (5) Paying Agent. The EdNotes Trustee will be the paying agent for the EdNotes, unless the Pricing Supplement states otherwise.

     (6) Registered Securities. The EdNotes will be issued in registered form, without interest coupons, unless the Pricing Supplement states otherwise.

     (7) Form of Securities. The EdNotes will be issued in book-entry form and represented by one or more master notes or global notes, unless the Pricing Supplement states otherwise.

     (8) Depositary. The depositary for the EdNotes issued in book-entry form will be the Depository Trust Company, unless the Pricing Supplement states otherwise.

     (9) Denomination. The EdNotes will be issued in denominations of $1,000 and any integral multiple of $1,000, unless the Pricing Supplement states otherwise.

     (10) Currency. Payments of principal and interest on the EdNotes will be made in U.S. Dollars.

     (11) Redemption.

          (a) No EdNote, or portion of an EdNote, will be redeemable at the option of the Company, unless the Pricing Supplement states otherwise.

          (b) Redemption. If so specified in any Pricing Supplement applicable to an EdNote, the Company shall have the option to redeem the EdNote (or a portion thereof) prior to its maturity date. Pursuant to Section 3.01 of the Indenture, the Company shall, at least ten (10) days prior to the redemption date fixed by the Company, notify the EdNotes Trustee of such redemption date and of the Principal amount and redemption price of the EdNotes to be redeemed. Notwithstanding Section 3.03(a) of the Indenture, at least five (5), but not more than sixty (60), days before a redemption date, the Company and the EdNotes Trustee shall send a notice of redemption by facsimile or some other form of electronic transmission, with a copy of such notice sent simultaneously by first-class mail, to the depositary for the EdNotes issued in book-entry form or to each Holder of EdNotes that are to be redeemed if the EdNotes are issued in other than book-entry form. All provisions of Section 3.03 of the Indenture, with the exception of Section 3.03(a) which has been modified by this Section (11)(b), shall remain unchanged. In the event of redemption of an EdNote that is a discount or zero-coupon note, the amount payable to the Holder of the EdNote shall be calculated as described in the terms of the applicable EdNote and related Pricing Supplement.

     (12) Survivor’s Option.

          (a) Definitions.

               (i) “Annual Put Limitation” is defined in Section (12)(d) below.

               (ii) “Business Day” means any day that is not a Saturday, Sunday, holiday or other day on which banking institutions in New York, New York are authorized or ordered to close by law or executive order.

               (iii) “Individual Put Limitation” is defined in Section (12)(d) below.

               (iv) “NASD” is defined in Section (12)(g) below.

               (v) “Representative” means the person that has authority to act on behalf of the deceased owner of the beneficial interest in an EdNote under the laws of the appropriate jurisdiction (including, without limitation, the personal representative, executor, surviving joint tenant or surviving tenant by the entirety of such deceased beneficial owner).

               (vi) “Survivor’s Option” is defined in Section (12)(b) below.

               (vii) “Survivor’s Option Blackout Period” is defined in Section (12)(b) below.

          (b) Grant of Survivor’s Option. No EdNote, or portion of an EdNote, will be repayable at the option of the Holder, unless the Pricing Supplement states otherwise. If so specified in any Pricing Supplement, the Representative of the beneficial owner of an EdNote shall have the option to elect repayment of such EdNote (or a portion thereof) in the event of the death of the beneficial owner of such EdNote (“Survivor’s Option”). The Survivor’s Option shall not be exercisable during a Survivor’s Option Blackout Period that, unless otherwise provided in a Pricing Supplement applicable to the EdNote, means the period commencing on the issue date of any EdNote and ending twelve (12) months after such issue date (“Survivor’s Option Blackout Period”).

          (c) Payments upon Exercise of Survivor’s Option. Pursuant to exercise of the Survivor’s Option, the Company shall, subject to the Annual Put Limitation and the Individual Put Limitation described below, at its option, either repay or purchase any EdNote (or portion thereof) properly tendered to the EdNotes Trustee for repayment by or on behalf of the

Representative for the deceased owner of the beneficial interest in such EdNote at a price equal to 100% of the principal amount of the beneficial interest of the deceased owner in such EdNote plus accrued and unpaid interest, if any, to, but not including, the date of such repayment. In the event the EdNote is a discount or zero-coupon note, the price shall be calculated as described in the terms of the applicable EdNote and related Pricing Supplement.

          (d) Limits on Survivor’s Option. The Company may, in its sole discretion, limit the aggregate principal amount of EdNotes as to which exercises of the Survivor’s Option shall be accepted in any calendar year (the “Annual Put Limitation”) to the greater of (i) one percent (1%) of the outstanding principal amount of EdNotes subject to the Survivor’s Option as of December 31 of the most recent completed year or (ii) $1,000,000 in any such calendar year, and may limit to $200,000, the aggregate principal amount of EdNotes (or portions thereof) as to which exercise of the Survivor’s Option will be accepted in such calendar year with respect to any individual deceased owner of beneficial interests in such EdNotes (the “Individual Put Limitation”). Moreover, the Company shall not make principal repayments pursuant to exercise of the Survivor’s Option in amounts that are less than $1,000 or that are not integral multiples of $1,000, and, in the event that the limitations described in the preceding sentence would result in the partial repayment of any EdNote, the principal amount of such EdNote remaining outstanding after repayment must be at least $1,000.

          (e) Payments and Limited Withdrawal Right.

               (i) Any EdNote (or portion thereof) tendered pursuant to exercise of the Survivor’s Option may not be withdrawn unless the EdNote (or portion thereof) is not accepted on account of the Annual Put Limitation or the Individual Put Limitation.

               (ii) Each EdNote (or portion thereof) that is tendered pursuant to valid exercise of the Survivor’s Option shall be accepted promptly in the order all such EdNotes are tendered, except for any EdNote (or portion thereof) the acceptance of which would contravene (A) the Annual Put Limitation, if applied, or (B) the Individual Put Limitation, if applied, with respect to the relevant individual deceased owner of beneficial interests therein. If, as of the end of any calendar year, the aggregate principal amount of EdNotes (or portions thereof) that have been accepted pursuant to exercise of the Survivor’s Option during such year has not exceeded the Annual Put Limitation, if applied, for such year, any exercise(s) of the Survivor’s Option with respect to EdNotes (or portions thereof) not accepted during such calendar year because such acceptance would have contravened the Individual Put Limitation, if applied, with respect to an individual deceased owner of beneficial interests therein may be accepted in the order all such EdNotes (or portions thereof) were tendered, to the extent that any such exercise would not trigger the Annual Put Limitation for such calendar year.

               (iii) Any EdNote (or portion thereof) accepted for repayment pursuant to exercise of the Survivor’s Option shall be repaid on the earlier of the June 15 and December 15 following such acceptance so long as repayment occurs twenty (20) or more calendar days after the date of acceptance. If the date of repayment is not a Business Day, payment will be made on the next succeeding Business Day.

               (iv) In the event that an EdNote (or any portion thereof) tendered for repayment pursuant to valid exercise of the Survivor’s Option is not accepted because of the application of the Annual Put Limitation or the Individual Put Limitation, the EdNotes Trustee shall deliver a notice by first-class mail to the Representative who tendered such EdNote for repayment, at the address identified by the Representative in connection with such tender, or in the case of a tender by a Representative that has not made such Representative’s mailing address known to the EdNotes Trustee, to the registered holder of the applicable EdNote at its last known address as indicated in the EdNote register, or in the case of EdNotes represented by a Global Securities, to the broker or other entity through which the beneficial interest in the EdNote is held by the deceased owner, which notice states the reason such EdNote (or portion thereof) has not been accepted for payment.

               (v) The Representative may withdraw the tender of an EdNote (but only with respect to any portion of such EdNote that was not paid because of the application of the Annual Put Limitation or the Individual Put Limitation) prior to the earlier of (i) the date that is 90 days from the date of receipt by the Representative of notice from the EdNotes Trustee of the foregoing notice of non-acceptance of the tender of an EdNote (or any portion thereof) or (ii) the regular record date for the next scheduled interest payment date, if any, on the EdNote.

               (vi) Each EdNote (or any portion thereof) tendered for repayment that is not accepted in any calendar year due to the application of the Annual Put Limitation or the Individual Put Limitation shall be deemed to be tendered in the following calendar year in the order in which all such EdNotes (or portions thereof) were originally tendered, unless any such EdNote (or portion thereof) is withdrawn by the Representative for the deceased owner.

          (f) Death of Beneficial Owner. The death of a person owning an EdNote in joint tenancy or tenancy by the entirety with another or others shall be deemed the death of the beneficial owner of the EdNote, and the entire principal amount of the EdNote so held shall be subject to repayment, together with interest accrued thereon to the repayment date. The death of a person owning an EdNote by tenancy in common shall be deemed the death of a holder of an EdNote only with respect to the deceased holder’s interest in the EdNote so held by tenancy in common; except that in the event an EdNote is held by husband and wife as tenants in common, the death of either shall be deemed the death of the holder of the EdNote, and the entire principal amount of the EdNote so held shall be subject to repayment. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of an EdNote, shall be deemed the death of the beneficial owner thereof for purposes of this provision, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the EdNotes Trustee and the Company. Such beneficial interest shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act, the Uniform Transfers to Minors Act, community property or other joint ownership arrangements between a husband and wife and trust arrangements where one person has substantially all of the beneficial ownership interest in the EdNote during his or her lifetime.

          (g) Survivor’s Option Involving Global Securities.

               (i) For EdNotes represented by a Global Security, the Depositary or its nominee shall be the holder of such EdNote. Therefore, the Depositary (either directly or through its participants) or its nominee shall be the only entity that can exercise the Survivor’s

Option for such EdNote, and the broker or other entity through which a beneficial interest in an EdNote is held must give instructions to the Depositary and the EdNotes Trustee.

               (ii) To obtain repayment pursuant to exercise of the Survivor’s Option with respect to such EdNote, the Representative must provide to the broker or other entity through which the beneficial interest in the Global Security is held by the deceased owner (A) appropriate evidence satisfactory to the Company and the EdNotes Trustee that (1) the Representative has authority to act on behalf of the deceased beneficial owner, (2) the death of such beneficial owner has occurred and (3) the deceased was the owner of a beneficial interest in the Global Security at the time of death, (B) the deceased owner’s social security number or other taxpayer identification number, (C) a written request for repayment signed by the Representative, with such information as the broker or other entity requests, and with the signature guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (the “NASD”) or a commercial bank or trust company having an office or correspondent in the United States, (D) instructions to such broker or other entity to notify the Depositary of such Representative’s desire to obtain repayment pursuant to exercise of the Survivor’s Option, and (E) a detailed description of the EdNote, including the CUSIP number and issue date.

               (iii) Such broker or other entity shall provide to the EdNotes Trustee (A) a written request for repayment signed by that broker or other entity in substantially the form attached as Exhibit B to this Officers’ Certificate, and (B) a certificate or letter satisfactory to the EdNotes Trustee from such broker or other entity stating that it represents the deceased beneficial owner and describing the deceased owner’s beneficial interest in the Global Security. Such broker or other entity shall be responsible for disbursing any payments it receives pursuant to exercise of the Survivor’s Option to the appropriate Representative.

          (h) Survivor’s Option Involving Certificated EdNotes. In order for a Survivor’s Option to be validly exercised with respect to any EdNote (or portion thereof), the EdNotes Trustee must receive from the Representative of the deceased beneficial owner (i) appropriate evidence satisfactory to the Company and the EdNotes Trustee that (A) the Representative has authority to act on behalf of the deceased beneficial owner, (B) the death of such beneficial owner has occurred and (C) the deceased was the owner of a beneficial interest in the Global Security at the time of death, (ii) a written request for repayment signed by the Representative, with such information as the broker or other entity requests, and with the signature guaranteed by a member firm of a registered national securities exchange or of the NASD or a commercial bank or trust company having an office or correspondent in the United States, (iii) a detailed description of the EdNote, including CUSIP number and issue date, (iv) the deceased owner’s social security number or other taxpayer identification number, (v) tender of the EdNote (or portion thereof) to be repaid, (vi) if applicable, a properly executed assignment or endorsement and (vii) if the beneficial interest in such EdNote is held by a nominee of the deceased beneficial owner, a certificate or letter satisfactory to the EdNotes Trustee from such nominee attesting to the deceased’s ownership of a beneficial interest in such EdNote. All questions as to the eligibility or validity of any exercise of the Survivor’s Option will be determined by the Company, in its sole discretion, which determination shall be final and binding on all parties.

     (13) Sinking Fund. The EdNotes will not have the benefit of a sinking fund.

     (14) Conversion. The EdNotes will not be convertible or exchangeable into any other class or series of securities of the Company, unless the Pricing Supplement states otherwise.

     (15) Defeasance. The EdNotes will not be subject to the defeasance provision of the Indenture, unless the Pricing Supplement states otherwise.

     (16) Priority. The EdNotes are senior unsecured obligations of the Company and rank equally in right of payment with any other senior unsecured and unsubordinated indebtedness the Company has issued or may issue from time to time. The EdNotes will rank senior to any subordinated indebtedness the Company may issue from time to time.

     (17) Forms of Securities. The form of master note is attached as Exhibit C to this Officers’ Certificate.

     (18) Other Terms. The EdNotes may have such other terms specified in the Pricing Supplement which are not inconsistent with the provisions of the Indenture.

     B. EdNotes Trustee Payments

     (1) Establishment of Account; Investments. The Company directs and authorizes the EdNotes Trustee to establish one or more debt service accounts in respect of the EdNotes. All or a portion of the amounts paid to the EdNotes Trustee by the Company are to be deposited in such accounts and are to be invested and reinvested by the EdNotes Trustee pursuant to written directions from the Company, which direction may be in the form of a standing direction. Such investments may be in one or more Eligible Instruments (as defined in the Indenture) or Eligible Investments (defined below). Notwithstanding the foregoing, no investment of any such amount may mature later than the business day (defined as any day that is not a Saturday, Sunday, holiday or other day on which banking institutions in New York, New York are authorized or ordered to close by law or executive order) preceding the applicable payment date (or, in the case of an investment in an obligation of the EdNotes Trustee, no later than the applicable payment date) and no such investment may be sold prior to its maturity date. On or before the third day of each month, the EdNotes Trustee is required to withdraw any net reinvestment income and return such amount to the Company. The EdNotes Trustee has no obligation to invest and reinvest any cash held in such accounts established by the EdNotes Trustee in the absence of a timely and specific written investment direction from the Company. In no event is the EdNotes Trustee liable for the selection of investments or for investment losses incurred thereon. The EdNotes Trustee has no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Company to provide timely written investment direction.

     (2) Permitted Compensation. The EdNotes Trustee or its affiliates are permitted to receive additional compensation that could be deemed to be in the EdNotes Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments.

     “Eligible Investments” means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form, with respect to which the EdNotes Trustee has taken delivery, which evidence: (i) direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America, (ii) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by Federal or State banking or depository institution authorities, provided that at the time of investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) thereof shall be rated “A-1+” by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and “P-1” by Moody’s Investors Service, Inc. (“Moody’s”); (iii) commercial paper that, at the time of the investment or contractual commitment to invest therein, is rated “A-1” by S&P and “P-1” by Moody’s; (iv) bankers’ acceptances issued by any depository institution or trust company referred to in (ii) above; (v) repurchase obligations with respect to any security pursuant to a written agreement that is a direct obligation of, or fully guaranteed as to the full and timely payment by, the United States of America or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company the deposits of which are insured by the Federal Deposit Insurance Corporation and whose commercial paper or other short-term unsecured debt obligations are rated “A-1+” by S&P and “P-1” by Moody’s; and (vi) money market mutual funds registered under the Investment Company Act having a rating, at the time of such investment from each of S&P and Moody’s in the highest investment category granted thereby. Any Eligible Investments may be purchased by or through the EdNotes Trustee or any of its affiliates and shall include such securities issued by the EdNotes Trustee or its affiliates.

     C. Additional Certification. Each of the undersigned (i) has read Section 2.02 and other relevant provisions of the Indenture, (ii) has examined documents and made inquiries of officers of the Company in order to ascertain compliance with Section 2.02 of the Indenture, (iii) is of the opinion that the signing officer has made such examination and investigation as the signing officer deems necessary to enable such officer to express an informed opinion as to whether the conditions of Section 2.02 of the Indenture have been complied with, and (iv) is of the opinion that the requirements of Section 2.02 of the Indenture have been complied with.

     IN WITNESS WHEREOF, we have executed this Officers’ Certificate as of January 5, 2005.

/s/ John F. Remondi	/s/ Mary F. Eure

John F. Remondi	Mary F. Eure
Executive Vice President, Finance	Vice President and
SLM Corporation	Corporate Secretary
SLM Corporation

EXHIBIT B

SLM CORPORATION

EdNotesSM

ELECTION OF REPAYMENT — SURVIVOR’S OPTION

CUSIP NUMBER

To: SLM Corporation

     The undersigned financial institution (the “Financial Institution”) represents the following:

•	The Financial Institution has received a request for repayment from the executor or other authorized representative (the “Representative”) of the deceased beneficial owner listed below of ___EdNotes (CUSIP No. ___) (the “EdNotes”).

•	The Financial Institution currently holds such EdNotes as a direct or indirect participant in The Depository Trust Company (the “Depositary”).

The Financial Institution agrees to the following terms:

•	The Financial Institution shall follow the instructions (the “Instructions”) accompanying this Election of Repayment - Survivor’s Option form (the “Form”).

•	The Financial Institution shall make all records specified in the Instructions supporting the above representations available to SLM Corporation (the “Company”) for inspection and review within five business days of the Company’s request.

•	If the Financial Institution or the Company, in either’s reasonable discretion, deems any of the records specified in the Instructions supporting the above representations unsatisfactory to substantiate a claim for repayment, the Financial Institution shall not be obligated to submit this Form, and the Company may deny repayment.

•	Other than as described in the applicable prospectus supplement for your EdNotes in the limited situation involving tenders of EdNotes that are not accepted during one calendar year as a result of the annual put limitation or individual put limitation, repayment elections may not be withdrawn.

•	The Financial Institution agrees to indemnify and hold harmless the Company and the EdNotes Trustee against and from any and all claims, liabilities, costs, losses, expenses, suits and damages resulting from the Financial Institution’s above representations and request for repayment on behalf of the Representative.

(1)
Name and Social Security Number of Deceased Beneficial Owner

(2)
Date of Death of Deceased Beneficial Owner

(3)
Name of Representative Requesting Repayment

(4)
Name of Financial Institution Requesting Repayment

(5)
Signature of Representative of Financial Institution Requesting Repayment

(6)
Principal Amount of Requested Repayment; Description of EdNotes; CUSIP Number

(7)
Date of Election

(8)	Financial Institution Representative:

Name:	Mailing Address (no P.O. Boxes):

Phone Number:	DTC Participant Number:

Fax Number:

TO BE COMPLETED BY THE COMPANY:

(A) Election Number*:

(B) Delivery and Payment Date:

(C) Principal Amount:

(D) Accrued Interest:

(E) Date of Receipt of Form by the Company:

(F) Date of Acknowledgment by the Company:

*	To be assigned by the Company upon receipt of this Form. An acknowledgment, in the form of a copy of this document with the assigned Election Number, will be returned to the party and location designated on line (8) above.

INSTRUCTIONS FOR COMPLETING ELECTION
OF REPAYMENT UNDER A SURVIVOR’S OPTION

Capitalized terms used and not defined herein have the meanings defined in the accompanying Election of Repayment — Survivor’s Option.

1. Collect and retain for a period of at least three years (1) satisfactory evidence of the authority of the Representative, (2) satisfactory evidence of death of the deceased beneficial owner, (3) satisfactory evidence that the deceased beneficial owner beneficially owned, at the time of his or her death, the EdNotes being submitted for repayment, and (4) any necessary tax waivers. For purposes of determining whether the Company will deem EdNotes beneficially owned by an individual at the time of death, the following rules shall apply:

•	EdNotes beneficially owned by tenants by the entirety or joint tenants will be regarded as beneficially owned by a single owner. The death of a tenant by the entirety or joint tenant will be deemed the death of the beneficial owner, and the EdNotes beneficially owned will become eligible for repayment. The death of a person beneficially owning a EdNote by tenancy in common will be deemed the death of a holder of an EdNote only with respect to the deceased holder’s interest in the EdNote so held by tenancy in common, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the holder of the EdNote, and the entire principle amount of the EdNote so held will be eligible for repayment.

•	EdNotes beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary’s interest in the trust (however, a trust’s beneficiaries collectively cannot be beneficial owners of more EdNotes than are owned by the trust). The death of a beneficiary of a trust will be deemed the death of the beneficial owner of the EdNotes beneficially owned by the trust to the extent of that beneficiary’s interest in the trust. The death of an individual who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust only with respect to the deceased holder’s beneficial interest in the EdNote, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficiary of the trust.

•	The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interest in an EdNote will be deemed the death of the beneficial owner of that EdNote, regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the EdNotes Trustee. Such beneficial interest will exist in many cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between spouses. Beneficial interest will be evidenced by such factors as the power to sell or otherwise dispose of an EdNote, the right to receive the proceeds of sale or disposition and the right to receive interest and principal payments on an EdNote.

2. Indicate the name and social security number of the deceased beneficial owner on line (1).

3. Indicate the date of death of the deceased beneficial owner on line (2).

4. Indicate the name of the Representative requesting repayment on line (3).

5. Indicate the name of the Financial Institution requesting repayment on line (4).

6. Affix the authorized signature of the Financial Institution’s representative on line (5).

THE SIGNATURE MUST BE MEDALLION SIGNATURE GUARANTEED.

7. Indicate the principal amount, description and CUSIP numbers of the EdNotes to be repaid on line (6).

8. Indicate the date this Form was completed on line (7).

9. Indicate the name, mailing address (no P.O. boxes, please), telephone number and facsimile-transmission number of the party to whom the acknowledgment of this election may be sent on line (8).

10. Leave lines (A), (B), (C), (D), (E) and (F) blank.

11. Mail or otherwise deliver an original copy of the completed Form to:

Deutsche Bank Trust Company Americas
280 Park Avenue-9E
New York, NY 10017
Attention: Corporate Trust and Agency Services

FACSIMILE TRANSMISSIONS OF THE REPAYMENT ELECTION FORM

WILL NOT BE ACCEPTED.

12. If the acknowledgement of the Company’s receipt of this Form, including the assigned election number, is not received within 10 days of the date such information is sent to the EdNotes Trustee, contact Deutsche Bank Trust Company Americas, Shareholder Relations at 1-800-735-7777.

EXHIBIT C

MEDIUM TERM NOTE MASTER NOTE

January 23, 2003
(Date of Issuance)

SLM Corporation (EdNotes), (the “Issuer”), a corporation organized and existing under the laws of the (State or Commonwealth) of Delaware, for value received, hereby promises to pay to Cede & Co., or its registered assigns: (i) on each principal payment date, including each amortization date, redemption date, repayment date, maturity date, and extended maturity date, as applicable, of each obligation identified on the records of the Issuer (which records are maintained by Deutsche Bank Trust Company Americas, (the “Paying Agent”)), the principal amount then due and payable for each such obligation, and (ii) on each interest payment date, if any, the interest then due and payable on the principal amount for each such obligation. Payment shall be made by wire transfer of United States dollars to the registered owner, or in immediately available funds or the equivalent to a party as authorized by the registered owner and in the currency other than United States dollars as provided for in each such obligation, by the Paying Agent without the necessity of presentation and surrender of this Master Note.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS MASTER NOTE SET FORTH ON THE REVERSE HEREOF AND TO THE TERMS OF THE PROSPECTUS SUPPLEMENT AND PRICING SUPPLEMENT(S), WHICH ARE INCORPORATED HEREIN BY REFERENCE.

This Master Note is a valid and binding obligation of the Issuer.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

ATTEST:	SLM CORPORATION

	By:	/s/
(Signature)		(Authorized Officer’s Signature)
By:

(Printed Name and Title)		(Printed Name and Title)

[Seal]

(Trustee)

By:

(Authorized Officer’s Signature)

(Printed Name and Title)

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CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as EdNotes Trustee

By:

Authorized Signature

C-2